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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 16, 2008
                                                           -------------

                         BENEFICIAL MUTUAL BANCORP, INC.
                         -------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

         United States                 1-33476            56-2480744
         -------------                 -------            ----------
(State or other jurisdiction of      (Commission         (IRS Employer
incorporation or organization)       File Number)       Identification No.)

               510 Walnut Street, Philadelphia, Pennsylvania 19106
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                 (215) 864-6000
                                 --------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 5.02     DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS;  ELECTION OF
              --------------------------------------------------------
              DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
              --------------------------------------------------------
              ARRANGEMENTS OF CERTAIN OFFICERS.
              --------------------------------

         (e) On July 16, 2008, Beneficial Mutual Bancorp, Inc. (the "Company") and its wholly owned subsidiary, Beneficial Bank (the "Bank"), each executed an employment agreement with Denise Kassekert, Senior Vice President of Community Banking of the Bank. The employment agreement is effective as of May 15, 2008 and its term ends on January 7, 2010. Ms. Kassekert's initial base salary under the employment agreement is $200,000. The employment agreement also provides for participation in employee benefit plans and programs maintained by the Company and the Bank for the benefit of their employees, including discretionary bonuses, participation in medical, dental, pension, profit sharing, retirement and stock-based compensation plans and certain fringe benefits described in the agreement.

         Pursuant to the employment agreement, upon termination of Ms. Kassekert's employment for cause, as defined in the agreement, Ms. Kassekert will receive no further compensation or benefits under the agreement. If the Company or the Bank terminates Ms. Kassekert for a reason other than cause, or if Ms. Kassekert resigns after the occurrence of specified circumstances that constitute constructive termination, Ms. Kassekert or, upon her death, her beneficiary, will receive a severance benefit equal to the sum of two (2) times the sum of (i) her then current base salary and (ii) the most recent bonus paid to her by the Company and/or the Bank, payable ratably over a two (2) year period. In addition, Ms. Kassekert shall receive continued medical, dental and life insurance coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Company and the Bank during the twenty-four (24) month period following her termination.

         Under the employment agreement, if Ms. Kassekert is involuntarily terminated, or terminated voluntarily under certain circumstances specified in the agreement, within one year of a change in control, as defined in the agreement, she will receive a lump sum cash payment equal to three (3) times the sum of (i) her base salary and (ii) the most recent bonus paid to her by the Company and/or the Bank. Additionally, in such event, Ms. Kassekert shall, for a thirty-six (36) month period following termination of her employment, receive continued medical, dental and life insurance coverage upon terms no less favorable than the most favorable terms provided to senior executives of the Bank during such period. The employment agreement provides for the reduction of change in control payments to Ms. Kassekert to the extent necessary to ensure that she will not receive "excess parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), which otherwise would result in the imposition of a 20% excise tax under Section 4999 of the Code.

         Upon termination of employment (other than involuntary termination in connection with a change in control), Ms. Kassekert will be required to adhere to a one-year non-competition provision. In addition, the agreement provides that the Company and the Bank will pay all reasonable costs and legal fees of Ms. Kassekert in relation to the enforcement of the employment agreement, provided that Ms. Kassekert succeeds on the merits in a legal judgment, arbitration proceeding or settlement. The employment agreement also provides for the indemnification of Ms. Kassekert to the fullest extent legally permissible.

         A copy of Ms. Kassekert's executed employment agreement will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     BENEFICIAL MUTUAL BANCORP, INC.



Date:  July 16, 2008                By: /s/ Joseph F. Conners
                                         ---------------------------------------
                                         Joseph F. Conners
                                         EXECUTIVE VICE PRESIDENT AND
                                         CHIEF FINANCIAL OFFICER